Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-119109) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-8 No. 333-124698) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-3 No. 333-128014) of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-4 No. 333-128016) of Hornbeck Offshore Services, Inc.; and

Registration Statement (Form S-3 No. 333-140977) of Hornbeck Offshore Services, Inc.

of our report dated March 1, 2007, with respect to the consolidated financial statements of Hornbeck Offshore Services, Inc., our report dated March 1, 2007, with respect to Hornbeck Offshore Services, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Hornbeck Offshore Services, Inc., included in this Annual Report (Form 10-K) of Hornbeck Offshore Services, Inc.

/s/ Ernst & Young LLP

New Orleans, Louisiana

March 1, 2007